EXHIBIT 99.1

Liberty Tax Receives Nasdaq Delisting Determination Letter

Company Intends to Appeal Panel’s Decision

VIRGINIA BEACH, Va., Aug. 01, 2018 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (TAX) (the “Company”), the parent company of Liberty Tax Service, announced today that the Company has received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s securities from Nasdaq based upon the Company’s non-compliance with the filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1). As a result of the Panel’s decision, Nasdaq will suspend trading in the Company’s securities effective at the open of business on Thursday, August 2, 2018, and thereafter intends to file a Form 25 NSE Notification of Delisting with the Securities and Exchange Commission (the “SEC”) once all applicable Nasdaq appeal and review periods have expired in order to effect the formal delisting of the Company’s securities from Nasdaq.

The Company is working diligently with its auditors to complete the preparation of its audited financial statements and to evidence compliance with its SEC reporting obligations as soon as practicable. Based upon the Company’s belief that it will be able to complete and file its required SEC filings by October 31, 2018, the Company intends to appeal the delisting determination to the Nasdaq Listing and Hearing Review Council within the required 15 days from the date of the Panel’s decision, or August 15, 2018. Unfortunately an appeal would not stay the suspension of the trading of the Company’s securities on Nasdaq scheduled for the open of business on August 2, 2018.

The Company anticipates that its securities will be eligible to trade on the OTC Markets’ “OTC Pink Market” tier under the symbol “TAX” effective with the open of business on Thursday, August 2, 2018. However, there can be no assurance that a market maker will apply to quote the Company’s securities or that the Company’s securities will become eligible for the pink sheets. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit www.otcmarkets.com.

The expected transition to the OTC Market does not affect the Company's business operations, including the Company's plans to complete and release full financial information in September and its continued efforts to prepare for the upcoming tax season. The Company will also continue to be registered with the SEC under the Exchange Act and will continue to file periodic financial reports that will be available on the SEC's website.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b) which requires prompt disclosure of receipt of a Staff Delisting Determination.

About Liberty Tax, Inc.

Founded in 1997, Liberty Tax, Inc. (NASDAQ: TAX) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared over two million individual income tax returns in more than 4,000 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s intent to appeal the Panel’s decision, the Company’s intentions to file its delayed periodic filings with the SEC, the continued listing of its securities on Nasdaq and the outcome of the appeal process, anticipated trading on the OTC Market and related matters.  These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the loss of key personnel or inability to engage accounting personnel as needed; the risk that the Company will not appeal the delisting determination from Nasdaq; the risk that any appeal, if filed, will not be successful; uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq Listing Rules; and risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and related litigation and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR RELATIONS CONTACT:
Michael S. Piper
Chief Financial Officer
Liberty Tax Service
(757) 493-8855
investorrelations@libtax.com